Exhibit 1.1

Execution Version

$250,000,000

Approach Resources Inc.

7.00% Senior Notes due 2021

Underwriting Agreement

June 6, 2013

J.P. Morgan Securities LLC

As Representative of the

several Underwriters listed

in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Approach Resources Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), $250,000,000 principal amount of its 7.00% Senior Notes due 2021 (the “Securities”). The Securities will be issued pursuant to an Indenture to be dated as of June 11, 2013 (the “Base Indenture”) among the Company, the guarantors listed in Schedule 2 hereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and will be guaranteed on an unsecured senior basis by each of the Guarantors (the “Guarantees”). Certain terms of the Securities will be established pursuant to a supplemental indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) The Securities will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “DTC”).

The Company hereby confirms its engagement of Tudor, Pickering, Holt & Co. Securities, Inc. (“Tudor Pickering” or the “QIU”) as, and Tudor Pickering hereby confirms its agreement with the Company to render services as, the “qualified independent underwriter,” within the meaning of NASD Conduct Rule 2720(f)(12) of the Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to the offering and sale of the Notes. Tudor Pickering, solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the “QIU.” The QIU will not receive any additional compensation for its services as the QIU hereunder.

The Company and the Guarantors hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-174318) including a prospectus, relating to the Securities. Such registration statement, as amended as of the date of this Agreement, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement (“Rule 430 Information”), is referred to herein as the “Registration Statement.” As used herein, the term “Preliminary Prospectus” means each prospectus included in the Registration Statement, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

References herein to the Preliminary Prospectus and the Prospectus shall be deemed to refer to and include the preliminary Canadian prospectus dated June 3, 2013 and the final Canadian prospectus dated the date hereof, respectively.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus, as supplemented and amended by the “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

2. Purchase and Sale of the Securities.

(a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 97.75% of the principal amount thereof plus accrued interest, if any, from June 11, 2013 to the Closing Date (as defined in Section 3 hereof). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) The Company and the Guarantors acknowledge and agree that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or fiduciary to, or an agent of, the Company, the Guarantors or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Underwriter shall have any responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Representative or any Underwriter of the Company, the Guarantors, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Underwriter, as the case may be, and shall not be on behalf of the Company, the Guarantors or any other person.

3. Payment and Delivery.

(a) Payment for and delivery of the Securities will be made at the offices of Cahill Gordon & Reindel LLP at 10:00 A.M., New York City time, on June 11, 2013 or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(b) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of DTC, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

4. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to each Underwriter that:

(a) Preliminary Prospectus, Time of Sale Information and Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Time of Sale Information, at the time of filing thereof, complied in all material respects with the Securities Act. The Preliminary Prospectus, as of its date, did not, the Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, and the Prospectus, in the form first used by the Underwriters to confirm sales of the Securities and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Preliminary Prospectus, the Time of Sale Information or the Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b).

(b) Issuer Free Writing Prospectus. The Company and the Guarantors (including their agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company and the Guarantors or their agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below), an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (v) each electronic road show and any other written communications, in each case used in accordance with Section 5(c). Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby), and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus, it being understood and agreed that only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof. Each such Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Representative as described in Section 5(d), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any Preliminary Prospectus deemed to be a part thereof that has been superseded or modified.

(c) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no other notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or, to knowledge of the Company, threatened by the Commission; as of the date of this Agreement or any other applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulation of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, as the case may be, the Prospectus does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or the Guarantors in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(d) Incorporated Documents. The documents (or portions thereof) incorporated by reference in each of the Registration Statement, Time of Sale Information and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and none of such documents (or portions thereof) contained any untrue statement of material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) Financial Statements. The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in all material respects in accordance with United States generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(f) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, except in each case as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of common stock upon exercise of stock options described as outstanding in, and the grant or cancellation of options and awards under the Company’s existing stock incentive plan described in the Registration Statement, the Time of Sale Information and the Prospectus) or material changes in the long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business, including from fire, explosion, flood, tornado or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(g) Organization and Good Standing; Ownership. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company and the Guarantors of their obligations under this Agreement, the Securities and the Guarantees (a “Material Adverse Effect”). The subsidiaries listed in Schedule 3 to this Agreement are the only direct or indirect, wholly-owned subsidiaries of the Company. The Company does not own or control, directly or indirectly, equity securities in any corporation, association or other entity other than (i) 100% equity interests in the subsidiaries listed in Schedule 3 to this Agreement and (ii) a 50% equity interest in Wildcat Permian Services, LLC, a Texas limited liability company.

(h) Capitalization. The Company has the capitalization as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization” under the heading “Historical”; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned directly or indirectly by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except as otherwise described in the Registration Statement, Time of Sale Information and the Prospectus) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party other than those arising under the Company’s Revolving Credit Agreement, dated as of January 18, 2008, by and among the Company, JPMorgan Chase Bank, N.A. and the institutions named therein and JPMorgan Chase Bank, N.A., as Agent (as amended and in effect on the date hereof, the “Credit Agreement”).

(i) Due Authorization. The Company and each of the Guarantors have full corporate and limited liability company power and authority, as applicable, to execute and deliver this Agreement, the Securities and the Indenture (including each Guarantee set forth therein) (collectively, the “Transaction Documents”), to the extent it is a party thereto, and to perform their respective obligations hereunder and thereunder; and all corporate or limited liability company action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents to which it is a party and the consummation by each of them of the transactions contemplated thereby has been duly and validly taken.

(j) The Indenture. The Indenture has been duly authorized by the Company and each of the Guarantors and on the Closing Date will be duly executed and delivered in accordance with its terms by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, fraudulent transfer or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (whether in a proceeding at law or in equity) relating to enforceability (collectively, the “Enforceability Exceptions”); and on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(k) The Securities and the Guarantees. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(l) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

(m) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(n) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(o) No Conflicts. The execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities and the issuance of the Guarantees and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(p) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities and the issuance of the Guarantees and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Securities under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and sale of the Securities by the Underwriters, and applicable state securities laws as contemplated by the Registration Statement, the Time of Sale Information and the Prospectus, and any consent, approval, authorization, order, registration or qualification that either has been, or prior to the Closing Date will have been, obtained or made, or which if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect and would not adversely affect the Company’s and the Guarantors’ ability to fulfill their respective obligations under this Agreement or under the Securities and the Guarantees, respectively.

(q) Legal Proceedings. Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party (or with respect to any of the foregoing in existence on the date hereof, to which the Company or any of its subsidiaries could reasonably be expected to become a party) or to which any property of the Company or any of its subsidiaries is the subject (or with respect to any of the foregoing in existence on the date hereof, to which any such property could reasonably be expected to become subject) that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect or materially and adversely affect the Company’s and the Guarantors’ ability to fulfill their respective obligations under this Agreement; to the knowledge of the Company and each of the Guarantors, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

(r) Independent Accountants. Hein & Associates LLP, who has audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(s) Title to Real and Personal Property. The Company and its subsidiaries have (1) good and defensible title to all oil and gas properties owned by the Company and its subsidiaries,

(2) good and indefeasible title in fee simple to all other real property they own and (3) good title to all items of personal property owned by the Company and its subsidiaries, in each case that are material to the respective businesses of the Company and its subsidiaries, free and clear of all liens, encumbrances, and defects and imperfections of title, except (i) those that are described in the Registration Statement, Time of Sale Information and the Prospectus, (ii) those permitted under the Credit Agreement, (iii) those under oil and gas leases, options to lease, operating agreements, unitization and pooling agreements, participation and drilling agreements and oil and gas sales contracts, securing payment of amounts not yet due and payable and of a scope and nature customary in the oil and gas industry or (iv) that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as described in the Registration Statement, Time of Sale Information and the Prospectus, all items of real and other property leased by the Company and its subsidiaries are leased under valid and enforceable leases, except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(t) Title to Intellectual Property. The Company and its subsidiaries own, possess or are licensed to use adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the Company and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others.

(u) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that would be required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.

(v) Investment Company Act. Neither the Company nor any of the Guarantors is, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectus none of them will be required to register as, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(w) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, subject to permitted extensions; and except as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(x) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus or as would not individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its subsidiaries has received written notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(y) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company and each of the Guarantors, is contemplated or threatened and neither the Company nor any Guarantor is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of the Company’s subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(z) Compliance with Environmental Laws. (i) The Company and its subsidiaries (x) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) except as described in the Registration Statement, the Time of Sale Information and the Prospectus, have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect.

(aa) Hazardous Substances. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic wastes or hazardous substances, including, but not limited to, any naturally occurring radioactive materials, brine, drilling mud, crude oil, natural gas liquids and other petroleum materials, by, due to or caused by the Company or any of its subsidiaries upon any of the property now owned or leased by the Company or any of its subsidiaries, in violation of any Environmental Laws, except for any violation or liability which would not, individually or in the aggregate, have a Material Adverse Effect.

(bb) Compliance with ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance, in all material respects, with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, and transactions which, individually or in the aggregate, would not have a Material Adverse Effect, and no such plan is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA.

(cc) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(dd) Accounting Controls. The Company and its subsidiaries maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and have been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP, including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the Company are being made in accordance with and authorizations of management and directors of the Company; (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements; and (iv) provide reasonable assurance that the interactive data in eXtensible Business Reporting Language incorporated by reference in each of the Preliminary Prospectus, the Registration Statement, the Time of Sale Information and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company’s internal control over financial reporting. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information.

(ee) Insurance. The Company and its subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as the Company considers adequate to protect the Company and its subsidiaries and their respective businesses and is reasonably customary for companies engaged in similar businesses in similar industries; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ff) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company and each of the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(gg) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company or any of the Guarantors, threatened.

(hh) No Conflicts with Sanctions Laws. None of the Company, any of its subsidiaries or, to the knowledge of the Company or any of the Guarantors, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(ii) Solvency. On and immediately after the Closing Date, the Company and the Guarantors (taken together on a consolidated basis after giving effect to the issuance and sale of the Securities, the issuance of the Guarantees and the other transactions related thereto as described in each of the Registration Statement, the Time of Sale Information and the Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company and the Guarantors is not less than the total amount required to pay the liabilities of the Company and the Guarantors on their total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company and the Guarantors are able to realize upon their assets and pay their debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance and sale of the Securities and the issuance of the Guarantees as contemplated by this Agreement, the Registration Statement, the Time of Sale Information and the Prospectus, the Company and the Guarantors are not incurring debts or liabilities beyond their ability to pay as such debts and liabilities mature; (iv) the Company and the Guarantors are not engaged in any business or transaction, and do not propose to engage in any business or transaction, for which their property would constitute unreasonably small capital after giving due consideration of the prevailing practice in the industry in which the Company and the Guarantors are engaged; and (v) is the Company and the Guarantors are not defendants in any civil action that would result in a judgment that the Company and the Guarantors are or would become unable to satisfy.

(jj) No Restrictions on Subsidiaries. Other than (i) pursuant to the Credit Agreement or (ii) under the provisions of the Amended and Restated Company Agreement of Wildcat Permian Services LLC dated September 12, 2012, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(kk) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(ll) No Registration Rights. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(mm) No Stabilization. Neither the Company nor any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(nn) Margin Rules. Neither the issuance, sale and delivery of the Securities pursuant to the Transaction Documents nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(oo) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(pp) Industry Statistical and Market Data. Nothing has come to the attention of the Company or any Guarantor that has caused the Company or such Guarantor to believe that the industry statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(qq) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of its directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended and any applicable rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) including Section 402 related to loans.

(rr) Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, at the times specified in the Securities Act in connection with the offering of the Securities.

(ss) Reserve Data. (i) (A) The oil and natural gas reserve estimates of the Company and its subsidiaries contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus are derived from reports that have been prepared by, or have been audited by, DeGolyer & MacNaughton, as set forth and to the extent indicated therein, and (B) such estimates fairly reflect the oil and natural gas reserves of the Company and its subsidiaries, as applicable, at the dates indicated therein and are in accordance, in all material respects, with Commission guidelines for each applicable period applied on a consistent basis throughout the periods involved.

(tt) Independent Petroleum Engineers. DeGolyer & MacNaughton has represented to the Company that they are, and the Company believes them to be, independent petroleum engineers with respect to the Company and its subsidiaries and for the periods set forth in the Registration Statement, the Time of Sale Information and the Prospectus.

5. Further Agreements of the Company and the Guarantors. The Company and the Guarantors jointly and severally covenant and agree with each Underwriter that:

(a) Required Filings. The Company will file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; will file any Issuer Free Writing Prospectus (to the extent not previously delivered) to the extent required by Rule 433 under the Securities Act; will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representative, three signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto) and each Issuer Free Writing Prospectus as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.

(d) Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 5(c) hereof, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Time of Sale Information is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 5(c) hereof, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances existing when the Time of Sale Information is delivered to a purchaser, be misleading or so that the Time of Sale Information will comply with law.

(f) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offering and sale of the Securities; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11 (a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h) Clear Market. During the period from the date hereof through and including the date that is 90 days after the date hereof, the Company and each of the Guarantors will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of the Guarantors and having a tenor of more than one year.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of proceeds.”

(j) DTC. The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(k) No Stabilization. Neither the Company nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(l) Reports. So long as the Securities are outstanding, the Company will furnish to the Representative, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representative to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n) Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

6. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 4(b) or Section 5(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex A hereto without the consent of the Company.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

7. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b) Representations and Warranties. The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 4(f) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officer’s Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Company and of each Guarantor who has specific knowledge of the Company’s or such Guarantor’s financial matters and is satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officer, the representations set forth in Sections 4(a) and 4(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantors in this Agreement are true and correct and that the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (c) and (d) above.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date, Hein & Associates LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g) Opinion of Counsel for the Company. The Representative shall have received the written opinion, dated the Closing Date and addressed to the Underwriters, from each of (i) Thompson & Knight LLP, counsel for the Company, in form and substance reasonably satisfactory to the Representative (including a 10b-5 statement), to the effect set forth in Annex D-1 hereto and (ii) J. Curtis Henderson, Executive Vice President and General Counsel of the Company, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex D-2 hereto.

(h) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement, addressed to the Underwriters, of Cahill Gordon & Reindel LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) Reserve Letters. On the date of this Agreement and on the Closing Date, DeGolyer & MacNaughton shall have furnished to the Representative, at the request of the Company, reserve report confirmation letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the

Representative, containing statements and information of the type customarily included in such letters to underwriters with respect to the reserve and other operational information contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(j) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

(k) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(l) DTC. The Securities shall be eligible for clearance and settlement through DTC.

(m) Indenture and Securities. The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company, each of the Guarantors and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(n) Additional Documents. On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company and each of the Guarantors jointly and severally agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information (including any Time of Sale Information that has been subsequently amended), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(b) Indemnification of the Company and the Guarantors. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Guarantors, each of their respective directors, each of their respective officers who signed the Registration Statement and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, Preliminary Prospectus, any of the other Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following in the Preliminary Prospectus and the Prospectus: the third sentence of the fifth paragraph and the tenth paragraph under the heading “Underwriting; Conflicts of interest.”

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 8 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred; provided, however that if indemnity may be sought pursuant to paragraph (a) above in respect of such proceeding, then in addition to such separate firm of the Underwriters, their affiliates and such control persons of the Underwriters the indemnifying party shall be liable for the fees and expenses of not more than one separate firm (in addition to any local counsel) for Tudor Pickering in its capacity as a “qualified independent underwriter”, its affiliates, directors, officers and all persons, if any, who control Tudor Pickering within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities LLC and any such separate firm for the Company, the Guarantors, their respective directors, their respective officers who signed the Registration Statement and any control persons of the Company and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters or Tudor Pickering in its capacity as a “qualified independent underwriter”, as the case may be, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors, on the one hand, and the Underwriters or Tudor Pickering in its capacity as a “qualified independent underwriter”, as the case may be, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters or Tudor Pickering in its capacity as a “qualified independent underwriter”, as the case may be, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, or the fee to be received by Tudor Pickering in its capacity as a “qualified independent underwriter”, as the case may be, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors, on the one hand, and the Underwriters or Tudor Pickering in its capacity as a “qualified independent underwriter”, as the case may be, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Underwriters or Tudor Pickering in its capacity as a “qualified independent underwriter”, as the case may be, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

(g) Indemnification of the QIU. Without limitation and in addition to its obligation under the other sub-sections of this Section 8, the Company agrees to indemnify and hold harmless the QIU, its officers and employees and each person, if any, who controls the QIU within the meaning of the Securities Act or the Exchange Act from and against any loss, claim, damage, liabilities or expense, as incurred, arising out of or based upon the QIU’s acting as a “qualified independent underwriter” (within the meaning of NASD Conduct Rule 2720(f)(12) of FINRA) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified person for any legal or other expense reasonably incurred by them in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense results from the gross negligence or willful misconduct of the QIU.

(h) Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange or the Nasdaq Global Market; (ii) trading of any securities issued or guaranteed by the Company or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery, of the Securities on the terms and in the manner contemplated by this Agreement, the Registration Statement, the Time of Sale Information and the Prospectus.

10. Defaulting Underwriter.

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information, the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information or the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company or the Guarantors, except that the Company and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 8 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Guarantors or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing of the Registration Statement, Preliminary Prospectus, any other Time of Sale Information, any Issuer Free Writing Prospectus and the Prospectus (including all exhibits, amendments or supplements thereto) and the distribution thereof (which, for the avoidance of doubt, do not include fees and expenses of underwriters’ counsel); (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; (ix) any filing with, and clearance of the offering by, FINRA; (x) the fees and expenses of the QIU; and (xi) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement (other than by termination of this Agreement pursuant to Section 9(i), (iii) or (iv)), the Company and each of the Guarantors jointly and severally agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, the affiliates of each Underwriter referred to in Section 8 hereof and the QIU, the QIU’s officers, directors, employees and agents, and each person, if any, who controls the QIU within the meaning of the Securities Act and the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors, the Underwriters or the QIU.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16. Miscellaneous.

(a) Authority of the Representative. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities LLC on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities LLC shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: 212-270-1063); Attention: Geoff Benson. Notices to the Company and the Guarantors shall be given to them at Approach Resources Inc., One Ridgmar Centre, 6500 West Freeway, Suite 800, Fort Worth, Texas, 76116 (fax: 817 989-9001); Attention: J. Curtis Henderson, Executive Vice President and General Counsel.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Submission to Jurisdiction. The Company and each of the Guarantors hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and each of the Guarantors waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and each of the Guarantors agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and each Guarantor, as applicable, and may be enforced in any court to the jurisdiction of which Company and each Guarantor, as applicable, is subject by a suit upon such judgment.

(e) Waiver of Jury Trial. Each of the parties hereto hereby waives, to the fullest extent permitted by applicable law, any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(f) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, APPROACH RESOURCES INC.

By:	J. Ross Craft
Name: J. Ross Craft Title: President and Chief Executive Officer

APPROACH OIL & GAS INC. APPROACH OPERATING, LLC APPROACH DELAWARE, LLC APPROACH SERVICES, LLC APPROACH MIDSTREAM HOLDINGS LLC

By:	J. Ross Craft
Name: J. Ross Craft Title: President and Chief Executive Officer

APPROACH RESOURCES I, LP

By:	Approach Operating, LLC, its general partner

By:	J. Ross Craft
Name: J. Ross Craft Title: President and Chief Executive Officer

Accepted: June 6, 2013

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

By:	/s/ Geoff Benson
Authorized Signatory

Schedule 1

Underwriter	Principal Amount
J.P. Morgan Securities LLC	$100,000,000
RBC Capital Markets, LLC	50,000,000
KeyBanc Capital Markets Inc.	37,500,000
Wells Fargo Securities, LLC	25,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	12,500,000
Scotia Bank (USA) Inc.	12,500,000
Tudor, Pickering, Holt & Co. Securities, Inc.	12,500,000

Total	$250,000,000

Schedule 2

Guarantors

Approach Oil & Gas Inc.

Approach Resources I, LP

Approach Services, LLC

Approach Midstream Holdings LLC

Approach Operating, LLC

Approach Delaware, LLC

Schedule 3

Entities Owned

Approach Oil & Gas Inc.

Approach Operating, LLC

Approach Resources I, LP

Approach Delaware, LLC

Approach Services, LLC

Approach Midstream Holdings LLC

ANNEX A

a.	Additional Time of Sale Information

1.	Term sheet containing the terms of the Securities, substantially in the form of Annex B.

ANNEX B

Pricing Term Sheet

7.00% Senior Notes due 2021

The information in this pricing term sheet supplements the information in the preliminary prospectus supplement dated June 3, 2013, including the documents incorporated by reference therein (the “Prospectus Supplement”), and the related base prospectus dated May 18, 2011. Other information presented in the Prospectus Supplement is deemed to have changed to the extent affected by the changes described herein. Capitalized terms not defined herein have the meaning ascribed to them in the Prospectus Supplement.

Issuer:	Approach Resources Inc.

Title of Securities:	7.00% Senior Notes due 2021

Aggregate Principal Amount:	$250,000,000 aggregate principal amount

Net Proceeds to Issuer (before expenses):	$244,375,000

Distribution:	SEC Registered

Final Maturity Date:	June 15, 2021

Public Offering Price:	100.00% plus accrued interest, if any, from June 11, 2013

Coupon:	7.00%

Yield to Maturity:	7.00%

Spread to Benchmark Treasury:	+532 bps

Benchmark Treasury:	UST 3.125% due May 15, 2021

Interest Payment Dates:	June 15 and December 15

Record Dates:	June 1 and December 1

First Interest Payment Date:	December 15, 2013

Optional Redemption:

Make-whole call at T+50 until June 15, 2016.

From and after June 15, 2016, in whole or in part, at the prices set forth below (expressed as percentages of the principal amount), plus accrued and unpaid interest, if any, to the date of redemption, on June 15 of the years set forth below:

	Date	Price
	2016	105.250%
	2017	103.500%
	2018	101.750%
	2019 and thereafter	100.000%

Optional Redemption with Equity Proceeds:	Prior to June 15, 2016, up to 35% at a redemption price equal to 107.000% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption.

Special Optional Redemption upon a Change of Control within the First Year:	None

Change of Control:	Putable at 101% of principal, plus accrued and unpaid interest to the date of purchase.

CUSIP/ISIN Numbers:	CUSIP: 03834A AA1 ISIN: US03834AAA16

Joint Book-Running Managers:	J.P. Morgan Securities LLC RBC Capital Markets, LLC KeyBanc Capital Markets Inc.

Co-Managers:	Wells Fargo Securities, LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Scotia Capital (USA) Inc. Tudor, Pickering, Holt & Co. Securities, Inc.

Trade Date:	June 6, 2013

Expected Settlement Date:	June 11, 2013 (T+3)

This information does not purport to be a complete description of the notes. This communication does not constitute an offer to sell or the solicitation of an offer to buy any notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The Issuer has filed a registration statement (including the Prospectus Supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus Supplement, the registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies of the Prospectus Supplement may be obtained from your sales representative: J.P. Morgan Securities LLC at 383 Madison Avenue, 3rd Floor, New York, New York 10179, Attention: Syndicate Desk, or by calling (800) 245-8812.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

ANNEX C

[Reserved]

ANNEX D-1

Form of Opinion of Counsel for the Company and the Guarantors

J.P. Morgan Securities LLC

RBC Capital Markets, LLC

KeyBanc Capital Markets Inc.

Wells Fargo Securities, LLC

Merrill Lynch, Pierce, Fenner & Smith

                      Incorporated

Scotia Capital (USA) Inc.

Tudor, Pickering, Holt & Co. Securities, Inc.

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

We have acted as special counsel for Approach Resources Inc., a Delaware corporation (the “Company”), in connection with the transactions contemplated by the Underwriting Agreement dated as of June 6, 2013 (the “Underwriting Agreement”) between the Company and the other Relevant Parties (as defined below) and J.P. Morgan Securities LLC, as your representative. This opinion letter is furnished to you solely for purposes of complying with the requirements of Section 7(g)(i) of the Underwriting Agreement.

In this opinion letter:

(a) Each of the Company and Approach Oil & Gas Inc., a Delaware corporation, is referred to as an “Approach Corporation”.

(b) Each of Approach Delaware, LLC, Approach Operating, LLC, Approach Services, LLC and Approach Midstream Holdings LLC, each a Delaware limited liability company, is referred to as an “Approach LLC”.

(c) Approach Resources I, LP, a Texas limited partnership, is referred to as the “Approach Partnership”.

(d) The Approach Corporations (other than the Company), the Approach LLCs and the Approach Partnership are referred to as the “Guarantors”.

(f) The Approach Corporations, the Approach LLCs and the Approach Partnership are referred to herein as the “Relevant Parties”.

In connection with this opinion letter, we have examined original counterparts or copies of original counterparts of the following documents:

(a) The Underwriting Agreement.

(b) The Senior Indenture dated as of June 11, 2013 (the “Base Indenture”) among the Company, the Guarantors and Wells Fargo Bank, National Association (the “Bank”), as trustee (the “Trustee”).

(c) The First Supplemental Indenture dated as of the date hereof (the “First Supplemental Indenture”) and, together with the Base Indenture, the “Indenture”) among the Company, the Guarantors and the Trustee with respect to the Base Indenture.

(d) The 7.00% Senior Notes due 2021 issued today by the Company (the “Notes”), together with the notations of guarantee (the “Guarantees”) of the Guarantors attached thereto.

(e) The Registration Statement on Form S-3 (File No. 333-174318) filed with the Securities and Exchange Commission (the “SEC”) on May 18, 2011, as amended as of June 3, 2013 (the “Registration Statement”), including the form of prospectus therein (including the documents incorporated by reference therein, the “Base Prospectus”).

(f) The Preliminary Prospectus Supplement dated June 3, 2013 (including the documents incorporated therein by reference, the “Preliminary Prospectus Supplement” and together with the Base Prospectus and the information (the “Free Writing Prospectus”) identified on Schedule D to the Underwriting Agreement, the “Time of Sale Information”) relating to the offering of the Notes.

(g) The Final Prospectus Supplement dated June 6, 2013 (including the documents incorporated therein by reference and the Base Prospectus, the “Final Prospectus Supplement”).

The documents listed in items (a), (b), (c) and (d) above are referred to collectively herein as the “Transaction Documents”. We have also examined originals or copies of such other records of the Relevant Parties, certificates of public officials and of officers of the Relevant Parties and agreements and other documents as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed:

(i) The genuineness of all signatures.

(ii) The authenticity of the originals of the documents submitted to us.

(iii) The conformity to authentic originals of any documents submitted to us as copies.

(iv) As to matters of fact, the truthfulness of the representations made or otherwise incorporated in the Underwriting Agreement and the other Transaction Documents and representations and statements made in certificates of public officials and officers of the Relevant Parties.

(v) That the Transaction Documents constitute valid, binding and enforceable obligations of each party thereto (other than the Relevant Parties party thereto).

(vi) That:

(A) The execution, delivery and performance by each Relevant Party of the Transaction Documents to which it is a party do not, except with respect to Applicable Laws (and (I) the laws, rules and regulations referred to in qualification (a)(i), insofar as they relate to our opinion in paragraph 2 and (II) the laws, rules and regulations referred to in paragraphs 6, 7(c), 8, 9, 10, 12 and 15, insofar as they relate to the matters referred to therein):

(1) violate any law, rule or regulation applicable to it, or

(2) result in any conflict with or breach of any agreement or document binding on it (other than any Applicable Contract (as defined below), to the extent we opine thereon in paragraph 7(b)) of which you or any other Underwriter has knowledge, has received notice or has reason to know.

(B) Except as required by Applicable Laws (and (I) the laws, rules and regulations referred to in qualification (a)(i), insofar as they relate to our opinion in paragraph 2 and (II) the laws, rules and regulations referred to in paragraphs 6, 7(c), 8, 9, 10, 12 and 15, insofar as they relate to the matters referred to therein), no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or (to the extent the same is required under any agreement or document binding on it of which you or any other Underwriter has knowledge, has received notice or has reason to know, other than any Applicable Contract, to the extent we opine thereon in paragraph 7(b)) is required for the due execution, delivery or performance by any Relevant Party of any Transaction Document to which it is a party or, if any such authorization, approval, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

We have not independently established the validity of the foregoing assumptions.

“Applicable Laws” means:

(a) the laws, rules and regulations of the State New York and the federal laws, rules and regulations of the United States of America, in each case that in our experience are normally applicable to the Relevant Parties, the Underwriting Agreement or transactions of the type contemplated in the Underwriting Agreement;

(b) in the case of our opinions in paragraphs 1(a) and (b), 3, 7(a), 7(c) and 8, the Delaware General Corporation Law and the Delaware Limited Liability Company Act, but in each case only to the extent based on our review thereof, without consideration of any judicial or administrative interpretation thereof; and

(c) in the case of our opinions in paragraphs 1(c), 3, 7(a), 7(c) and 8, the Texas Business Organizations Code.

However, the term “Applicable Laws” does not include:

(i) Any state or federal laws, rules or regulations relating to: (A) pollution or protection of the environment; (B) zoning, land use, building or construction; (C) occupational safety and health or other similar matters; (D) labor, employee rights and benefits, including without limitation the Employee Retirement Income Security Act of 1974, as amended; (E) the regulation of utilities; (F) antitrust and trade regulation; (G) tax; (H) securities, including without limitation federal and state securities laws, rules, or regulations, including state anti-fraud laws, rules, or regulations, and the Investment Company Act of 1940, as amended (the “Investment Company Act”); (I) corrupt practices, including without limitation the Foreign Corrupt Practices Act of 1977; (J) insurance; and (K) copyrights, patents, service marks and trademarks.

(ii) Any laws, rules or regulations of any county, municipality or similar political subdivision or any agency or instrumentality thereof.

(iii) Any laws, rules or regulations that are applicable to the Relevant Parties, the Transaction Documents or such transactions solely because such laws, rules or regulations are part of a regulatory regime applicable to any party to the Underwriting Agreement or any of its affiliates because of the specific assets or business of such other party or such affiliate.

Based upon the foregoing, and subject to the qualifications and limitations herein set forth, we are of the opinion that:

1.     (a) Each Approach Corporation is a corporation validly existing and in good standing under the laws of the State of Delaware.

(b) Each Approach LLC is a limited liability company validly existing and in good standing under the laws of the State of Delaware.

(c) The Approach Partnership is a limited partnership validly existing and its authority to transact business is active under the laws of the State of Texas.

2. Based solely on certificates of public officials, each Relevant Party was duly qualified or licensed to do business and is in good standing (or, with respect any Relevant Party so qualifying or licensed in the State of Texas, its authority to transact business is active) as a foreign corporation in each jurisdiction listed in Schedule I.B with respect to it as of the respective dates specified in such Schedule.

3. Each of each Approach Corporation, each Approach LLC and the Approach Partnership:

(a) has the corporate, limited liability company or partnership power and authority, as applicable, to carry on its business and to own, lease and operate its properties and assets, in each case as described in the Registration Statement, the Time of Sale Information and the Final Prospectus Supplement, and to execute, deliver and perform the Transaction Documents to which it is a party;

(b) has taken all corporate, limited liability company or partnership action, as applicable, necessary to authorize the execution, delivery and performance of such Transaction Documents; and

(c) has duly executed and delivered such Transaction Documents.

4. Assuming the due authentication of the Notes by the Trustee in accordance with the Indenture and payment for the Notes by you in accordance with the Underwriting Agreement:

(a) the Notes will be the valid and binding obligations of the Company, enforceable against it in accordance with its terms and entitled to the benefits of the Indenture, and

(b) the Guarantees will be the valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.

5. The Indenture constitutes the valid and binding obligation of each Relevant Party, enforceable against such Relevant Party in accordance with its terms.

6. The form of the Indenture complies with the requirements of the Trust Indenture Act of 1939, as amended (the “TIA”).

7. The application of the proceeds from the Notes by the Company as described under “Use of proceeds” in the Time of Sale Information and the Final Prospectus Supplement and the execution and delivery by each Relevant Party of the Transaction Documents to which it is a party do not, and the performance by each Relevant Party of its obligations under the Transaction Documents to which it is a party will not:

(a) in the case of any Relevant Party, violate its certificate of incorporation or bylaws, certificate of formation, limited liability company agreement or limited partnership agreement, as applicable;

(b) breach or result in a default or the creation of any lien under any agreement or instrument listed in Schedule I.C (the “Applicable Contracts”) (except that we express no opinion with respect to financial maintenance covenants and other similar provisions in any Applicable Contract requiring financial maintenance calculations or determinations to ascertain compliance) or any order, writ, judgment, injunction, decree, determination or award listed in Schedule I.D; or

(c) result in a violation by any Relevant Party of any Applicable Laws or Regulation X of the Board of Governors of the Federal Reserve System.

8. No authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body, any Delaware governmental authority or regulatory body acting pursuant to the Delaware General Corporation Law or the Delaware Limited Liability Company Act, any Texas governmental authority or regulatory body acting pursuant to the Texas Business Organizations Code or any third party that is a party to an Applicable Contract, is required for: (a) the due execution, delivery or performance by a Relevant Party of any Transaction Document to which it is a party, or (b) the application of the proceeds from the Notes by the Company as described under “Use of proceeds” in the Time of Sale Information and the Final Prospectus Supplement, except as have been obtained under the Securities Act of 1933, as amended (the “Securities Act”), or the TIA, and except that we express no opinion with respect to authorizations, approvals, actions, notices and filings that may be required in connection with financial maintenance covenants and other similar provisions in any Applicable Contract requiring financial calculations or determinations to ascertain compliance.

9. No Relevant Party is, or as a result of the transactions contemplated by the Transaction Documents (including the application of the proceeds of the issue and sale of the Noted as described in the Time of Sale Information and the Final Prospectus Supplement) will be, required to register as an investment company under the Investment Company Act.

10. The Registration Statement, as of its effective date, the Time of Sale Information, as of its date and the Applicable Time (as defined below), and the Final Prospectus Supplement as of the date thereof and the date hereof, complied and comply as to form in all material respects with the requirements of Form S-3 under the Securities Act.

11. The Registration Statement became effective under the Securities Act as of the date it was filed with the SEC, the Preliminary Prospectus Supplement was filed with the SEC pursuant to pursuant to Rule 424(b)(5) on June 3, 2013 and the Final Prospectus Supplement was filed with the SEC pursuant to Rule 424(b)(5) on June 7, 2013. The SEC stated to us at approximately 8:50 a.m. today in a telephone conversation that no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued by it.

12. Any required filing of the Free Writing Prospectus pursuant to Rule 433 under the Securities Act has been made within the time period required by subsection (d) of such Rule and any required filing of the Prospectus pursuant to Rule 424 under the Securities Act has been made within the time required under such Rule.

13. The statements set forth under the heading “Description of notes” in the Time of Sale Information and the Final Prospectus Supplement, insofar as such statements purport to summarize the terms of the Indenture, the Notes and the Guarantees, accurately summarize such documents in all material respects.

14. The statements set forth under the headings “Description of other indebtedness” and “Material U.S. federal income tax considerations” in the Time of Sale Information and the Final Prospectus Supplement, in each case insofar as such statements purport to constitute summaries of the terms of statutes, rules, regulations or documents, accurately summarize such statutes, rules, regulations and documents in all material respects.

15. The documents incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus Supplement, when they were filed with the SEC, complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC thereunder.

The opinions set forth above are subject to the following qualifications and exceptions:

(a) Our opinions are limited to Applicable Laws and also include:

(i) in the case of our opinion in paragraph 2, to the limited extent set forth therein, the law of the states referred to in Schedule I.B;

(ii) in the case of our opinions in paragraphs 6 and 8, the TIA;

(iii) in the case of our opinion in paragraph 7(c), Regulation X of the Board of Governors of the Federal Reserve System

(iv) in the case of our opinion in paragraph 9, the Investment Company Act;

(vi) in the case of our opinions in paragraphs 8, 10, 11 and 12, the Securities Act;

(vii) in the case of our opinion in paragraph 14, the Internal Revenue Code of 1986, as amended, Treasury regulations, rulings and pronouncements of the Internal Revenue Service and judicial decisions interpreting the foregoing; and

(viii) in the case of our opinion in paragraph 15, the Exchange Act.

and we do not express any opinion herein concerning any other laws. Without derogating from the limitation on the scope of our opinion in this qualification (a), we note that we express no opinion in paragraph 7(c) or 8 with respect to the blue-sky laws of any jurisdiction in the United States or the rules or regulations of the Financial Industry Regulatory Authority, Inc.

(b) Our opinions are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws affecting the rights and remedies of creditors generally.

(c) Our opinions are subject to general principles of equity exercisable in the discretion of a court (including without limitation obligations and standards of good faith, fair dealing, materiality and reasonableness and defenses relating to unconscionability or to impracticability or impossibility of performance).

(d) We express no opinion in paragraph 4 or 5 with respect to

(i) The enforceability of indemnification provisions, or of waiver, release or exculpation provisions, contained in the Transaction Documents referred to therein to the extent that enforcement thereof is contrary to public policy regarding the indemnification against or release or exculpation of criminal violations, intentional harm, violations of securities laws or acts of gross negligence or willful misconduct or to the extent that the same relate to punitive damages.

(ii) Any waiver of defenses by a Guarantor in Article Sixteen of the First Supplemental Indenture.

(e) We express no opinion in paragraph 10 with respect to (i) the accuracy, completeness or fairness of the matters discussed in the Registration Statement, the Time of Sale Information or the Prospectus; (ii) the financial statements and related notes and schedules and other financial data, oil and gas reserves, prospects or production data, or statistical data derived from such financial, oil and gas reserves, prospects or production data included therein or omitted therefrom; or (iii) the Statement of Eligibility on Form T-1 of the Trustee.

(f) We express no opinion in paragraph 15 with respect to (i) the accuracy, completeness or fairness of the matters discussed in the filings referred to therein, or (ii) any financial statements and related notes and schedules and other financial data, oil and gas reserves, prospects or production data, or statistical data derived from such financial, oil and gas reserves, prospects or production data included therein or omitted therefrom.

(g) With respect to our opinion in paragraph 1, we have relied exclusively upon the certificates of public officials described in Schedule I.A hereto.

In the course of our acting as counsel to the Company in connection with the preparation of the Registration Statement, the Time of Sale Information and the Final Prospectus Supplement relating to the offering and sale of the Notes, we reviewed the Registration Statement the Time of Sale Information and the Final Prospectus Supplement and participated in conferences with officers and other representatives of the Relevant Parties, your representatives and your counsel, and representatives of the independent public accountants for the Company, at which the contents of the Registration Statement, the Time of Sale Information and the Final Prospectus Supplement related matters were discussed. We did not generally participate in the preparation of the documents incorporated by reference in the Prospectus. The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Time of Sale Information or the Final Prospectus Supplement, and we have not undertaken to verify independently any of such factual matters. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Time of Sale Information and the Final Prospectus Supplement involve matters of a non-legal nature. Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, nothing came to our attention that caused us to believe that:

(a) the Registration Statement, as of its most recent effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(b) the Time of Sale Information, as of 4:30 p.m. (eastern time) on June 6, 2013 (the “Applicable Time”) contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(c) the Final Prospectus Supplement, as of the date thereof and as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

provided that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information or the Final Prospectus Supplement (except as otherwise specifically stated in paragraphs 13 and 14), and we do not express any belief with respect to, the financial statements, related notes and schedules and other financial data, data related to oil and gas reserves and prospects or production data or related geological data or statistical data derived therefrom or accounting data contained in or omitted from the Registration Statement or the Prospectus or the Statement of Eligibility on Form T-1 of the Trustee.

Any discussion of U.S. federal income tax issues in this opinion letter or the Final Prospectus Supplement is not intended or written to be used, and cannot be used, for purposes of avoiding penalties that may be imposed under the Internal Revenue Code of 1986, as amended. Any discussion of U.S. federal income tax issues in this opinion letter or the Final Prospectus Supplement is written to support the promotion or marketing of the transactions or matters addressed therein.

This opinion letter is rendered to you in connection with the transactions contemplated by the Transaction Documents. Without our prior written consent, this opinion letter may not be relied upon by any person other than you (except that the Bank, in its individual capacity and not as the Trustee, also may rely on paragraphs 1 through 9 of this opinion, subject to the same limitations and qualifications contained herein as are applicable to you) or by you or the Bank for any other purpose.

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Underwriting Agreement, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions. We note that we only represent the Relevant Parties and their affiliates with respect to specific transactions, including the transactions contemplated by the Transaction Documents, and we are not general outside counsel for the Relevant Parties and their affiliates.

ANNEX D-2

Form of Opinion of General Counsel for the Company and the Guarantors

To the knowledge of such counsel, except as disclosed in the Registration Statement, the Time of Sale Information or the Final Prospectus Supplement, or in the public filings incorporated therein, there are no legal or governmental proceedings pending or overtly threatened in writing to be commenced against the Company or any of its subsidiaries or of which any property or assets of the Company or any of its subsidiaries is the subject that (a) would reasonably be expected to have a Material Adverse Effect (as defined in the Underwriting Agreement); (b) challenge the validity or enforceability of the Underwriting Agreement, the Indenture, the Notes or the Guarantees; or (c) seek to enjoin (i) the performance of the Underwriting Agreement, the Indenture, the Notes or the Guarantees, or (ii) the consummation by the Company of the transactions contemplated therein.